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                                                                    Exhibit 99.1

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                          REGISTRATION RIGHTS AGREEMENT

                                  By and Among

                                 WEBHIRE, INC.,

                             a Delaware corporation,

                                       and

                           THE PRINCIPAL STOCKHOLDERS,

                                as defined herein

                                  July 9, 1999

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                                TABLE OF CONTENTS

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                                                                                                               PAGE

ARTICLE I.        REGISTRATION RIGHTS.............................................................................1
         Section 1.01.     Form S-3 Shelf Registration Statement..................................................1
         Section 1.02.     Registrable Securities.................................................................3
         Section 1.03.     Further Obligations of the Company and the Principal Stockholders......................3
         Section 1.04.     Indemnification........................................................................5
         Section 1.05.     Rule 144 Requirements..................................................................7
         Section 1.06.     Transfer of Registration Rights........................................................7
         Section 1.07.     Market Stand-Off.......................................................................7

ARTICLE II.       MISCELLANEOUS PROVISIONS........................................................................7
         Section 2.01.     Legend on Securities...................................................................7
         Section 2.02.     Amendment and Waiver...................................................................8
         Section 2.03.     Notices................................................................................8
         Section 2.04.     Headings..............................................................................10
         Section 2.05.     Counterparts..........................................................................10
         Section 2.06.     Severability..........................................................................10
         Section 2.07.     Entire Agreement......................................................................10
         Section 2.08.     Term of Agreement.....................................................................11
         Section 2.09.     Law Governing.........................................................................11
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                                       (i)
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                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is dated as of the 9th day of July, 1999, by and among Webhire, Inc., a Delaware corporation (the "Company"), and Henry M. Margolis, Deborah Hamill and Brian K. Kelley (collectively the "Principal Stockholders," and each individually a "Principal Stockholder").

         WHEREAS, the parties to this Agreement are parties to a certain Agreement and Plan of Merger (the "Merger Agreement") dated as of the date hereof pursuant to which the parties thereto agreed to merge (the "Merger") the Company's wholly-owned subsidiary, HWK Acquisition Corp. ("Acquisition Corp"), with and into HireWorks, Inc., a Delaware corporation ("HireWorks") of which the Principal Stockholders are the holders of all of the outstanding shares of capital stock;

         WHEREAS, as partial consideration for the Merger, the Principal Stockholders will receive shares (the "Principal Stockholder Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), in accordance with the terms of the Merger Agreement;

         WHEREAS, the execution of this Agreement is an inducement and a condition precedent to the merger of Acquisition Corp. with and into Hire Works pursuant to the Merger Agreement.

         NOW, THEREFORE, the Company and the Principal Stockholders, in consideration of the premises and mutual covenants herein, intending to be legally bound, hereby agree as follows:

ARTICLE I.        REGISTRATION RIGHTS

         SECTION 1.01.     FORM S-3 SHELF REGISTRATION STATEMENT.

         From and after the date hereof and until the termination of this Agreement, the Company shall use its best efforts to continue to qualify at all times for registration of secondary sales of Common Stock on Form S-3 or any comparable successor form. The Principal Stockholders, individually or as a group, shall have the right to request and have effected an aggregate of one (1) registration of shares of Registrable Securities on Form S-3 or such successor form for a public offering of shares of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), PROVIDED, HOWEVER, that the aggregate proposed offering price for such shares of Registrable Securities is not less than $500,000 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of). Upon receipt of any such request, the Company will use its best efforts to cause such of the Registrable Securities as may be requested by any Principal Stockholders (including the Principal
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Stockholder or Principal Stockholders giving the initial notice of intent to register hereunder) to be registered under the Securities Act subject to the terms of this Agreement. The Company may postpone the filing of any registration statement required hereunder for a reasonable period of time, not to exceed ninety (90) days or such lesser period of time as may be permitted pursuant to the last paragraph of this Section 1.01 (the "Postponement Period"), if the Company has been advised by legal counsel that such filing would require the disclosure of a material transaction or other factor and the Board of Directors of the Company determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company. The Company shall give notice to all Principal Stockholders of the receipt of a request for registration pursuant to this Section 1.01 and such Principal Stockholders shall have the right, by giving written notice to the Company within thirty (30) business days after such notice referred to in the preceding sentence has been given by the Company, to elect to have included in such registration statement such of their Registrable Securities as each Principal Stockholder may request in such notice of election. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or such successor form to the extent requested by the Principal Stockholder or Principal Stockholders thereof. All expenses incurred in connection with a registration requested pursuant to this Section 1.01, including, without limitation, all registration, qualification, printing, and accounting fees, fees and disbursements of counsel for the Company and up to $5,000 in fees and disbursements of one counsel for the selling Principal Stockholder or Principal Stockholders, shall be borne by the Company, except that the Principal Stockholders shall bear underwriting commissions attributable to their Registrable Securities being registered, transfer taxes on shares being sold by such Principal Stockholders and, except as provided above, the fees and disbursements of counsel for the selling Principal Stockholder or Principal Stockholders holding Registrable Securities.

         Notwithstanding the foregoing provisions of this Section 1.01, the holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; the Company shall correct or update such registration statement or prospectus as soon as possible in the Company's good faith judgment and give the holders of Registrable Securities included in such registration statement notice that they may resume sales thereof, but in no circumstances shall the suspension exceed 90 days as such lesser period of time as may be permitted pursuant to the last paragraph of this Section 1.01 (the "Blackout Period"); and at the end of any period during which the Company is obligated to keep any registration statement current and effective, the holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company. Notwithstanding the foregoing, the Company shall not be required to


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effect a registration under this Section 1.01 if, in the unqualified opinion of counsel for the Company addressed to the Principal Stockholders, the Principal Stockholders holding Registrable Securities may sell such Registrable Securities in the manner proposed without registration under the Securities Act.

         Notwithstanding any other provision of this Section 1.01, the Postponement Period and the Blackout Period may not exceed ninety (90) days in the aggregate.

         SECTION 1.02.     REGISTRABLE SECURITIES.

         For the purposes of this Agreement, the term "Registrable Securities" shall mean the Principal Stockholder Shares acquired by a Principal Stockholder pursuant to the Merger Agreement and any shares of Common Stock issued or issuable with respect to such Principal Stockholder Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganizations; PROVIDED, HOWEVER, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities: (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance therewith; (ii) when such securities are eligible for sale pursuant to Rule 144 (or any successor provisions thereto) under the Securities Act, notwithstanding any volume limitations imposed by such Rule that may delay the sale of such securities; and (iii) when they shall have otherwise been transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force.

         SECTION 1.03. FURTHER OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS.

                  (a) Whenever the Company is required to register Registrable Securities under Section 1.01, it agrees that it shall also do the following:

                           (i) Use its best efforts to diligently prepare and file a registration statement with the Securities and Exchange Commission (the "Commission") within forty-five (45) days after receipt of a request for registration under Section 1.01 and to prepare and file such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to cause such registration statement to become effective and thereafter to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement until the earlier of (A) the date which is twelve (12) months from the effective date of such registration statement and (B) the date on which the Registrable Securities covered by such registration statement may be sold by the Principal Stockholders pursuant to Rule 144 (or any successor provisions thereto) under the Securities Act, notwithstanding any volume limitations imposed by such Rule that may delay the sale of such securities;


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                           (ii) Furnish to each selling Principal Stockholder
         such copies of each preliminary and final prospectus and such other documents as such Principal Stockholder may reasonably request to facilitate the public offering of its Principal Stockholder Shares;

                           (iii) Use its best efforts to register or qualify the Principal Stockholder Shares covered by said registration statement under the blue sky laws of such jurisdictions as any selling Principal Stockholder may reasonably request, provided that the Company shall not be required to register in any states which require it to qualify to do business or subject itself to general service of process;

                           (iv) File any necessary listing applications or amendments to the existing applications to cause the shares to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted;

                           (v) Promptly notify each Principal Stockholder requesting registration of any request by the Commission for amendments or supplements to the registration statement or the prospectus related thereto or for additional information. In addition, the Company shall promptly notify each such Principal Stockholder of the filing of the registration statement, any prospectus supplement related thereto or any post-effective amendment to the registration statement and the effectiveness of any post-effective amendment; and

                           (vi) Promptly notify each Principal Stockholder requesting registration, at any time when a prospectus relating to the registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall prepare and furnish to each such Principal Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) Whenever under the preceding sections of this Article I, a Principal Stockholder desires to register Registrable Securities, such Principal Stockholder agrees that it shall also do the following:

                           (i) Furnish to the Company such information regarding such Principal Stockholder and the Registrable Securities to be registered as the Company


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         may reasonably request and as may be reasonably required in connection with any such registration;

                           (ii) To the extent required by the Securities Act, deliver or cause delivery of the prospectus contained in the registration statement to any purchaser of the shares covered by the registration statement from the Principal Stockholder; and

                           (iii) Notify the Company of any sale of Registrable Shares by such Principal Stockholder.

         SECTION 1.04.     INDEMNIFICATION.

                  (a) Incident to any registration statement referred to in this
Article I, and subject to applicable law, the Company will indemnify each Principal Stockholder holding Registrable Securities so registered, and each person controlling any of them, against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any untrue statement of a material fact contained therein, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by the Company of the Securities Act, any blue sky laws or any rule or regulation thereunder in connection with such registration; PROVIDED, HOWEVER, that the Company shall not have any such indemnification obligation with respect to each Principal Stockholder, and each Principal Stockholder will indemnify the Company, its directors and officers, the other STOCKHOLDERS and each person controlling, controlled by or under common control with any of them, against any losses, claims, damages, expenses or liabilities to which any of them may become subject insofar as the same may have been caused by (a) an untrue statement or omission based upon information furnished to the Company by such Principal Stockholder expressly for use therein, or (b) any prospectus, to the extent that any such loss, claim, damage or liability of such Principal Stockholder results from an untrue statement of a material fact contained in, or the omission of a material fact from, such prospectus which untrue statement or omission was corrected in a later filed prospectus, if such Principal Stockholder sold shares to the person alleging such loss, claim, damage or liability without sending or giving, at or prior to the written confirmation of such sale, a copy of such later filed prospectus.

         Any Indemnified Party that proposes to assert the right to be indemnified under this Section 1.04 will, promptly after receipt of notice of commencement of any claim or action against such party in respect of which a claim is to be made against an indemnifying party under this Section 1.04, notify the indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify the indemnifying party will not relieve the Company from any liability that the indemnifying party may have to any Indemnified Party under the foregoing provisions of this Section
1.04 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the


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indemnifying party. The Indemnified Party will have the right to retain its own counsel in any such action and all fees, disbursements and other charges incurred in the investigation, defense and/or settlement of such action shall be advanced and reimbursed by the Company promptly as they are incurred; PROVIDED, HOWEVER, that the Indemnified Party shall agree to repay any expenses so advanced hereunder if it is ultimately determined by a court of competent jurisdiction that the Indemnified Party to whom such expenses are advanced is not entitled to be indemnified as a matter of law. The Company shall not settle any action or claim for which indemnification is sought under this Section 1.04 without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withhold.

                  (b) If the indemnification provided for in Section 1.04(a) above for any reason is held by a court of competent jurisdiction to be unavailable to the party to be indemnified hereunder (an "Indemnified Party") in respect of any claims, losses, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Principal Stockholders and the relative fault of the Company and the Principal Stockholders in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Principal Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Principal Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Principal Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 1.04(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company's securities, in no event shall a Principal Stockholder be required to contribute any amount under this Section 1.04(b) in excess of the lesser of (i) that proportion of the total of such claims, losses, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Principal Stockholder or (ii) the net proceeds received by such Principal Stockholder from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

                  (c) The indemnification and contribution provided for in this
Section 1.04 will remain in full force and effect regardless of any investigation made by or on behalf of Indemnified Parties or any officer, director, employee, agent or controlling person of


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Indemnified Parties and shall survive the completion of any offering of
Registrable Securities pursuant to a registration statement under this Agreement and shall survive the termination of this Agreement.

         SECTION 1.05.     RULE 144 REQUIREMENTS.

         The Company will use its best efforts to file with the Commission such information as the Commission may require under Section 13 of the Securities Exchange Act of 1934, as amended, and the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereafter in effect). The Company shall furnish to any Principal Stockholder upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 or such successor rule.

         SECTION 1.06.     TRANSFER OF REGISTRATION RIGHTS.

         The registration rights of the Principal Stockholders under this
Article I may be transferred to any transferee of Registrable Securities (i) who is a Principal Stockholder or (ii) who is a member of the transferor's immediate family or a trust for which the transferor and/or a member or members of the transferor's immediately family are the sole beneficiaries.

         SECTION 1.07.     MARKET STAND-OFF.

         For as long as any Principal Stockholder owns at least 1% of the Company's issued and outstanding shares of Common Stock, such Principal Stockholder hereby agrees not to sell, transfer, hypothecate, or otherwise dispose of any Common Stock held by him or her during the 180-day period commencing immediately after the consummation of any underwritten public offering by the Company. The Principal Stockholders acknowledge and agree that the Company may issue "stop transfer" instructions to its transfer agent to enforce this market stand-off provision.

ARTICLE II.       MISCELLANEOUS PROVISIONS

         SECTION 2.01.     LEGEND ON SECURITIES.

         The Principal Stockholders acknowledge and agree that the Principal Stockholder Shares they acquired pursuant to the Merger Agreement will not be registered under the Securities Act and may not be offered, sold, transferred, hypothecated or otherwise assigned except pursuant to (a) a registration statement with respect to such securities which is effective under the Securities Act, or (b) an available exemption from registration under the Securities Act.


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         The Principal Stockholders acknowledge and agree that each certificate evidencing Principal Stockholder Shares shall bear a legend in substantially the form provided below (in addition to any required legend under applicable state securities laws):

                  THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR HIS OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

         SECTION 2.02.     AMENDMENT AND WAIVER.

         No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company and Principal Stockholders holding a majority in interest of the Registrable Securities.

         SECTION 2.03.     NOTICES.

         All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given (a) if delivered personally or (b) if sent by telex or telecopier, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the party to whom it is directed at the following addresses (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier:


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                  (i)      if to the Company, at the following address:

                           Webhire, Inc.
                           91 Hartwell Avenue
                           Lexington, MA  02421
                           Attention:  Lars Perkins
                           Tel:  (781) 869-5000
                           Fax:  (781) 869-5060

                  with a copy to:

                           Goodwin, Procter & Hoar  LLP
                           Exchange Place
                           Boston, MA  02109
                           Attention:  John J. Egan, III, Esq.
                           Tel:  (617) 570-1514
                           Fax:  (617) 523-1231

             (ii) if to a Principal Stockholder, at the following address:

                           Henry M. Margolis
                           256 Stearns Road
                           Marlborough, MA 01752
                           Tel: (508) 485-5069

                           Deborah Hamill
                           27 Ashland Street
                           Arlington, MA 02174
                           Tel:  (781) 646-5685

                           Brian K. Kelley
                           20 Sartell Road
                           Grafton, MA 01519
                           Tel:  (508) 839-1366


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                  with a copy to:

                           Lucash, Gesmer & Updegrove, LLP
                           40 Broad Street
                           Boston, MA  02109
                           Attention: Sarah Curtis, Esq.
                           Tel:  (617) 350-6800
                           Fax:  (617) 350-6878

         SECTION 2.04.     HEADINGS.

         The Article and Section headings used or contained in this Agreement are for convenience of the reference only and shall not affect the construction of this Agreement.

         SECTION 2.05.     COUNTERPARTS.

         This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

         SECTION 2.06.     SEVERABILITY.

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         SECTION 2.07.     ENTIRE AGREEMENT.

         This Agreement, together with the Merger Agreement and other agreements contemplated hereby and thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Merger Agreement and other agreements contemplated hereby and thereby (including the exhibits hereto and thereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.


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         SECTION 2.08.     TERM OF AGREEMENT.

         This Agreement shall be effective as of the date first hereinabove set forth and shall terminate upon the earliest of (i) the earlier of (A) the date which is twelve (12) months from the effective date of a registration statement filed pursuant to Section 1.01 hereof or (B) the date after which all of the securities registered thereunder have been disposed of in accordance therewith;
(ii) the date after which the Principal Stockholder Shares are eligible for sale pursuant to Rule 144 (or any successor provisions thereto) under the Securities Act, notwithstanding any volume limitations imposed by such Rule that may delay the sale of such Principal Stockholder Shares; and (iii) the date after which all of the Principal Stockholder Shares have otherwise been transferred and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force.

         SECTION 2.09.     LAW GOVERNING.

         This Agreement shall be construed under and governed by the internal laws of the Commonwealth or Massachusetts without regard to its conflict of laws provision.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   WEBHIRE, INC.

                                   By: /s/ MARTIN J. FAHEY
                                       --------------------------------------
                                       Name:   Martin J. Fahey
                                       Title:  President

                                   PRINCIPAL STOCKHOLDERS:

                                   /s/ HENRY M. MARGOLIS
                                   ------------------------------------------
                                   Henry M. Margolis

                                  /s/ DEBORAH HAMILL
                                  -------------------------------------------
                                  Deborah Hamill

                                  /s/ BRIAN K. KELLEY
                                  -------------------------------------------
                                  Brian K. Kelley